Appendix 1

CREDIT LINE PROMISSORY NOTE

$ 125,000

Jupiter, Florida
March 11, 2011

FOR VALUE RECEIVED, the undersigned, ChatChing Inc, a Washington corporation, (the "Company") promises to pay to the order of Nickolas Palin (the "Lender"), its successors and assigns, at his or her or its principal office, or such other place as the holder may designate in writing from time to time, the principal sum of $125,000, in lawful money of the United States, together with interest from the date hereof on the unpaid principal balance outstanding from time to time at the rate of -0-% per year. The maturity date for this Note shall be December 31, 2011. No interest shall be due upon this Note unless there is a default in payment of the principal at maturity, and thereafter this Note shall accrue interest at eighteen per cent per annum (18%). The Note will be secured by all tangible assets of the Company pursuant to a Security Agreement of even date herewith.

1. Credit Line Agreement. This Note has been issued pursuant to the terms and provisions of the Credit Line Agreement (the "Agreement"), dated of even date herewith, between the Company and the Lender, and this Note and the holder hereof are entitled to all the benefits provided for in the Agreement, or which are referred to therein, or to which Agreement reference is made for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid. The provisions of the Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

2. Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. All prepayments on this Note shall be applied first to the payment of any costs of collection that may be due hereunder, then to the payment of accrued interest, and the balance shall be applied to principal.

3. Notice of Transfer. Within fifteen (15) days after the date of any transfer of this Note by the Lender or any subsequent holder, the Lender or such transferring subsequent holder, as appropriate, shall provide the Company with written notice of such transfer. Such notice shall specify the name and address of the transferee and the effective date of the transfer.

4. Notices. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; in the case of the Company, addressed to its corporate headquarters, and in the case of the Lender, addressed to the address written above, in either case, until a new address shall have been substituted by like notice.

IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

CHATCHING INC

By: ____________________________________

Steven L. Pfirman
President

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE ABOVE.